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                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION


                         AMONG CALICO TECHNOLOGY, INC.,

                         CALICO ACQUISITION CORPORATION,

                           FIRSTFLOOR SOFTWARE, INC.,

               CERTAIN SHAREHOLDERS OF FIRSTFLOOR SOFTWARE, INC.,

               AND CERTAIN SHAREHOLDERS OF CALICO TECHNOLOGY, INC.






                                  June 23, 1998














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                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 23rd day of June, 1998, by and among Calico Technology, Inc., a California corporation ("Calico"), Calico Acquisition Corporation, a California corporation and wholly-owned subsidiary of Calico ("Sub"), FirstFloor Software, Inc., a California corporation ("FirstFloor"), the shareholders of FirstFloor listed on
Schedule 1 attached hereto ("Principal Shareholders") (the "Principal Shareholders") and, as to Section 7.7 hereof, certain shareholders of Calico.

                                    RECITALS

     A. The Board of Directors of Calico, Sub and FirstFloor have each determined that it is advisable and in the best interests of their respective shareholders for Calico to enter into a business combination with FirstFloor upon the terms and subject to the conditions set forth in this Agreement.

     B. The parties intend that, subject to the terms and conditions hereinafter set forth, Sub shall be merged with and into FirstFloor, with FirstFloor continuing as the surviving corporation, pursuant to an Agreement of Merger substantially in the form attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the California General Corporation Law (the "CGCL").

     C. Upon the effectiveness of the Agreement of Merger pursuant to the CGCL, the holders of capital stock of FirstFloor shall receive capital stock of Calico and the holders of options to purchase FirstFloor Common Stock shall receive options to purchase Calico capital stock, in the manner and on the basis determined herein, all as provided in the Agreement of Merger.

     D. Calico, Sub and FirstFloor intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

                                    AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     1.   DEFINITIONS.

          1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

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          1.2  "Calico Series D Preferred" shall mean the Calico Series D
Preferred Stock with the rights, preferences and privileges set forth in the Restated Articles attached hereto as Exhibit F ("Calico Restated Articles").

          1.3  "Closing" and "Closing Date" shall have the meanings set forth in
Section 2.7 ("The Closing; Effective Time").

          1.4  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.5  "Commission" shall mean the Securities and Exchange Commission.

          1.6 "Common Stock Exchange Ratio" shall mean the number of shares of Calico Series D Preferred issued for each FirstFloor Common Share to be determined as set forth in Exhibit B ("Merger Consideration Schedule").

          1.7 "Confidential Information" shall mean that information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party") pursuant to this Agreement, in written form and marked "Confidential" or similarly identified. If Confidential Information is initially disclosed orally, the Disclosing Party shall send a written summary of such information to the Receiving Party within thirty (30) days of disclosure and mark such summary "Confidential" or with similar identification. Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

          1.8 "Continuing Employees" shall mean the individuals currently employed by FirstFloor and identified under Part 1.8 of the FirstFloor Disclosure Schedule ("Continuing Employees").

          1.9 "Damages" shall include any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, costs (including costs of investigation) or expense of any nature, net of insurance recovery or reimbursement or tax benefits realized.

          1.10 "Departing Employees" shall mean the individuals currently employed by FirstFloor other than the Continuing Employees.

          1.11 "Disclosing Party" shall have the meaning set forth in
Section 1.7 ("Confidential Information").

          1.12 "Effective Time" shall mean the time the Merger becomes effective as defined in Section 2.7 ("Effective Time").



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          1.13 "Employment Agreement" shall mean the form of employment agreement to be signed by David J. Cardinal pursuant to the terms of this Agreement, which agreement will be in substantially the form attached hereto as Exhibit C ("Employment Agreement").

          1.14 Intentionally Omitted.

          1.15 "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          1.16 "Escrow Agreement" shall mean the form of escrow agreement to be entered into by Calico, the Escrow Agent (as defined in Section 2.8 ("Escrow Fund")) and the Shareholder Representative (as defined in Section 2.8 ("Escrow Fund")), which agreement will be in substantially the form attached hereto as Exhibit G ("Escrow Agreement").

          1.17 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.18 "Exchange Ratio" shall refer to the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratios.

          1.19 "FirstFloor Common Shares" shall mean the outstanding shares of FirstFloor Common Stock and shares of FirstFloor Common Stock issuable upon conversion or exercise of any outstanding convertible securities (other than FirstFloor Preferred Shares), options, warrants or other rights to acquire shares of FirstFloor Common Stock.

          1.20 "FirstFloor Options" shall mean the outstanding options to acquire FirstFloor Common Shares.

          1.21 "FirstFloor Preferred Shares" shall mean the outstanding shares of FirstFloor Preferred Stock, regardless and inclusive of all series, and shares of FirstFloor Preferred Stock issuable upon conversion or exercise of any outstanding convertible securities, warrants or options or other rights to acquire FirstFloor Preferred Stock.

          1.22 "FirstFloor Products" shall mean all versions and implementations of any product which has been or is being marketed by FirstFloor or currently is under development.

          1.23 "FirstFloor Shares" shall mean the FirstFloor Common Shares and FirstFloor Preferred Shares.

          1.24 "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal,


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state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

          1.25 "Indemnification Period" shall mean the period commencing on the Closing Date and ending at the close of business on the first anniversary of the Closing Date.

          1.26 "Indemnitees" shall mean the following Persons: (a) Calico and Surviving Corporation; (b) Surviving Corporation and Calico's current and future affiliates; (c) the respective representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)" and "(b)" and "(c)" above; provided, however, that any Person receiving Calico Series D Preferred pursuant to this Agreement shall not be deemed to be an "Indemnitee."

          1.27 "Legal Proceeding" shall mean any action, suit, arbitration proceeding, litigation (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

          1.28 "Material" when capitalized and used in reference to the business, products or financial situation of FirstFloor shall be construed, except as specifically provided, to qualify the matter referred to herein to matters with a value in excess of $50,000. For example, a "Material Adverse Effect" would be an adverse effect resulting in costs or expenses in excess of $50,000. When the word "material" is not capitalized it shall mean material with respect to the matter referenced. For example, a reference to a material breach of a particular agreement would mean a breach that is material with respect to the particular contract (and not necessarily with respect to the overall business of FirstFloor or Calico).

          1.29 "Merger" shall mean the merger of Sub with and into FirstFloor, on the terms and conditions described herein.

          1.30 "Non-Competition Agreement" shall mean the non-competition agreement to be signed by Jeff Tedesco, Judy Hamilton and Mike Ouye pursuant to the terms of this Agreement, which agreement shall be in substantially the form attached hereto as Exhibit D ("Non-Competition Agreement").

          1.31 "Person" shall mean any individual, Entity or Governmental Body.

          1.32 "Preferred Stock Exchange Ratio" shall mean the number of shares of Calico Series D Preferred to be issued for each share of the various series of FirstFloor Preferred Share to be determined as set forth in Exhibit B ("Merger Consideration Schedule").



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          1.33 "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset related to intellectual property, and (b) any right to use or exploit any of the foregoing including rights granted by third parties under license agreements.

          1.34 "Proxy" shall refer to the irrevocable proxy to be delivered by each Principal Shareholder hereunder pursuant to Section 6.8 ("Irrevocable Proxy"), which proxy shall be in substantially the form attached hereto as Exhibit H ("Proxy").

          1.35 "Receiving Party" shall have the meaning set forth in Section 1.7 ("Confidential Information").

          1.36 "Securities" shall mean the FirstFloor Shares and the FirstFloor Options.

          1.37 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time of determination.

          1.38 "Transaction Documents" shall mean the following documents or agreements required to be delivered by any party hereunder: (i) the Agreement of Merger in substantially the form attached hereto as Exhibit A ("Agreement of Merger"); (ii) the Employment Agreement; (iii) the Non-Competition Agreements;
(iv) the Escrow Agreement; (v) the Investor Rights Agreement and (vi) the
Proxies.

     2.   PLAN OF REORGANIZATION.

          2.1  THE MERGER.

               Subject to the terms and conditions of this Agreement, Sub shall be merged with and into FirstFloor in accordance with the applicable provisions of the CGCL and with the terms and conditions of this Agreement so that:

               (a) At the Effective Time, Sub shall be merged with and into FirstFloor. As a result of the Merger, the separate corporate existence of Sub shall cease and FirstFloor shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the laws of California.



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               (b)  The Articles of Incorporation and Bylaws of Sub in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws, respectively, of Surviving Corporation after the Effective Time unless and until further amended as provided by law or by such Articles or Bylaws.

               (c) The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their positions until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of Surviving Corporation.

          2.2  EFFECT ON CAPITAL STOCK.

               (a) At the Effective Time, each FirstFloor Common Share and FirstFloor Preferred Share shall, by virtue of the Merger and at the Effective Time, automatically and without further action on the part of any holder thereof, be converted into the right to receive shares of Calico Series D Preferred as set forth on Exhibit B ("Merger Consideration Schedule") (the "Merger Consideration").

               (b) At the Effective Time, the FirstFloor 1993 Stock Option/Stock Issuance Plan (the "FirstFloor Stock Option Plan") and each outstanding FirstFloor Option under the FirstFloor Stock Option Plan ("FirstFloor Options") , whether vested or unvested, shall be assumed by Calico. Attached hereto as Exhibit E is the schedule delivered by FirstFloor to Calico (the "Option Schedule") which sets forth a true and complete list as of the date hereof of all holders of outstanding FirstFloor Options under the FirstFloor Stock Option Plan including the number of shares of FirstFloor Common Stock subject to each such option, the vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, FirstFloor shall deliver to Calico an updated Option Schedule current as of such date. Each such FirstFloor Option so assumed by Calico under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the FirstFloor Stock Option Plan and the applicable option agreement immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Calico Series D Preferred equal to the product of the number of shares of FirstFloor Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio and rounded down to the nearest whole number of shares of Calico Series D Preferred, and (ii) the per share exercise price for the shares of Calico Series D Preferred issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of FirstFloor Common Stock at which such option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent. It is the intention of the parties that the options so assumed by Calico qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time and such assumption satisfies the conditions of Section 424(a) of the Code. Within twenty (20) business days after the Effective Time, Calico will issue to each person who, immediately prior to the Effective Time


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was a holder of an outstanding FirstFloor Option under the FirstFloor Stock
Option Plan a document in form and substance reasonably satisfactory to FirstFloor evidencing the foregoing assumption of such option by Calico.

               Calico shall comply with the terms of the FirstFloor Stock Option Plan and ensure, to the extent required by, and subject to the provisions of, such FirstFloor Stock Option Plan, and to the extent that the assumption of the FirstFloor Options pursuant to this Section 2.2 satisfies the conditions of
Section 424(a) of the Code, that FirstFloor Stock Options which qualified as incentive stock options prior the Effective Time continue to quality as incentive stock options after the Effective Time.

               Calico shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Calico Series D Preferred for delivery under FirstFloor Stock Options assumed in accordance with this Section 2.2.

               (c) Each share held in the treasury of FirstFloor and each share owned by Calico, Sub or any direct or indirect wholly owned subsidiary of FirstFloor or Calico immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

               (d) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall represent all of the outstanding capital stock of the Surviving Corporation.

               (e) The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Calico Common Stock, Calico Series D Preferred, FirstFloor Common Shares or FirstFloor Preferred Shares), reorganization, recapitalization or other like change with respect to Calico Common Stock, Calico Series D Preferred, FirstFloor Common Shares or FirstFloor Preferred Shares occurring after the date hereof and prior to the Effective Time.

          2.3  EXCHANGE PROCEDURES.

               (a) As soon as practicable after the Effective Time, each holder of a certificate or certificates (each a "Certificate" and collectively, the "Certificates") representing FirstFloor Shares issued and outstanding immediately prior to the Effective Time shall surrender such Certificate(s) to an officer of Calico designated for such purpose. Each Certificate which immediately before the Effective Time evidenced FirstFloor Shares shall, from and after the Effective Time until such Certificate is surrendered to Calico or its transfer agent, be deemed, for all corporate purposes, to evidence the right to receive the consideration described in Section 2.2(a) above; provided, however, that no dividend or other distribution payable to the holder of a Withheld Certificate after the Effective Time shall be paid in respect of any share of Calico Series D Preferred Stock obtainable pursuant to Section 2.2(a) until and unless such Withheld


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Certificate has been surrendered to Calico or its transfer agent. For purposes of this Section, "Withheld Certificate" shall mean a Certificate which has not been surrendered as described above before the applicable distribution or dividend becomes payable.

               (b) Upon the receipt of Certificates representing FirstFloor Shares issued and outstanding immediately prior to the Effective Time, such Certificates shall be forthwith canceled. Thereafter, Calico shall make available to each holder of such Certificate a certificate evidencing the number of shares of Calico Series D Preferred Stock and payment in lieu of fractional shares which such holder has a right to receive under Section 2.4 ("Fractional Shares"). The Merger Consideration delivered upon the surrender for exchange of Calico Series D Preferred in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of FirstFloor Shares which were outstanding immediately prior to the Effective Time.

               (c) In the event any Certificates evidencing FirstFloor Shares shall have been lost, stolen or destroyed, Calico shall issue in exchange for such lost, stolen or destroyed certificates, a new certificate representing the corresponding amount of Merger Consideration (and cash in lieu of fractional shares if necessary) upon the making of an affidavit of that fact by the holder thereof; provided, however, Calico may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost, stolen or destroyed Certificates to indemnify Calico against any claim that may be made against Calico with respect to the Certificate alleged to have been lost, stolen or destroyed.

          2.4  FRACTIONAL SHARES.

               No fractional shares of Calico Series D Preferred will be issued in connection with the Merger, but in lieu thereof, each holder of FirstFloor Shares who would otherwise be entitled to receive a fraction of a share of Calico Series D Preferred will receive from Calico, promptly after the Effective Time, an amount of cash equal to the fair market value of a share of Calico Series D Preferred as determined in good faith by the Board of Directors of Calico multiplied by the fraction of a share of Calico Series D Preferred to which such holder would otherwise be entitled.

          2.5  TAX AND ACCOUNTING CONSEQUENCES.

               It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and
(ii) be accounted for under the rules for purchase accounting. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party shall take any action which would, to such party's knowledge, cause the Merger to fail to constitute a "reorganization" within the meaning of Section 368 of the Code.



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          2.6  EXEMPTION FROM FEDERAL REGISTRATION; STATE BLUE SKY.

               The parties expect that the Calico Series D Preferred to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, by reason of Section 3(a)(10) thereof, and that the Calico Series D Preferred and the assumption of the FirstFloor Options hereunder will be qualified under the CGCL, pursuant to
Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of the CGCL.

          2.7  THE CLOSING; EFFECTIVE TIME.

               The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Sections 9 ("Conditions to FirstFloor's Obligations") and 10 ("Conditions to Calico's and Sub's Obligations") hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gray Cary Ware & Freidenrich, LLP, 400 Hamilton Avenue, Palo Alto, California, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger, together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of the CGCL (the time of such filing being the "Effective Time").

          2.8  ESCROW FUND.

               (a) As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 12 ("Indemnification") hereof, Calico shall cause to be distributed to an escrow agent designated by Calico and reasonably acceptable to FirstFloor (the "Escrow Agent") a certificate or certificates representing fifteen percent (15%) of the shares of Calico Series D Preferred to be issued in connection with the Merger (the "Escrow Shares") which shall be registered in the name of the Escrow Agent as nominee for each holder of FirstFloor Shares (each a "Shareholder" and collectively, the "Shareholders") (the "Escrow Fund") and held pursuant to the Escrow Agreement. Such shares shall be beneficially owned by each such Shareholder and shall be held in escrow and shall be available to compensate Calico for certain damages as provided in Section 12 ("Indemnification"). To the extent not used for such purposes, such shares shall be released pursuant to the terms of the Escrow Agreement.

               (b) In the event Calico shall pay tax-free dividends in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Code (the "Additional Escrow Shares"), such Additional Escrow Shares will be issued in the name of the Escrow Agent in the same manner as the Escrow Shares delivered at Closing. Any and all other cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be delivered to the Shareholders.



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               (c)  The Shareholders will have voting rights with respect to the
Escrow Shares and Additional Escrow Shares deposited in the Escrow Fund so long as such Escrow Shares and Additional Escrow Shares are held in escrow, and Calico will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares and Additional Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Shareholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares and Additional Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

               (d) The Shareholders, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, David J. Cardinal (together with his or its permitted successors, the "Shareholder Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred upon him or it under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger Consideration), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding for which Calico, Sub or the Surviving Corporation may be entitled to indemnification and the Shareholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Shareholder Representative shall not be liable for any action taken or not taken by him or it in connection with his or its obligations under this Agreement (i) with the consent of the Shareholders who, as of the date of this Agreement, owned a majority of the FirstFloor Shares (determined on an as converted to Common Stock basis and voting as one class), in the aggregate, or (ii) in the absence of his or its own gross negligence or willful misconduct. If the Shareholder Representative shall be unable or unwilling to serve in such capacity, his or its successor shall be named by those persons who, as of the date of this Agreement, owned a majority of the FirstFloor Shares (determined on an as converted to Common Stock basis and voting as one class), in the aggregate at the Effective Time who shall serve and exercise the powers of the Shareholder Representative hereunder.

          2.9  DISSENTING SHARES.

               Notwithstanding anything to the contrary herein, any holder of FirstFloor Shares with respect to which dissenters' rights, if any, are granted by reason of the Merger under the CGCL and who does not vote in favor of the Merger and who otherwise complies with Chapter 13 of the CGCL (the "Dissenting Shares") shall not be entitled to receive shares of Calico Series D Preferred pursuant to Section 2.2(a), unless such holder fails to perfect, effectively withdraws or loses his right to dissent from the Merger under the CGCL. Such holder shall be entitled to receive only the payment provided for by Chapter 13 of the CGCL. If any such holder so fails to perfect, effectively withdraws or loses his or her dissenters' rights under the CGCL, his or her Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time, into the right to receive shares of Calico Series D Preferred pursuant to


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Section 2.2(a). Any payments relating to the Dissenting shares shall be made solely by the Surviving Corporation and no funds or other property have been or will be provided by Sub or Calico for such payment.

          2.10 SUBSEQUENT EQUITY FINANCING

               If Calico closes a preferred stock equity financing of $3,000,000 or more subsequent to the date of this Agreement ("Subsequent Equity Financing") and prior to the Effective Time, the rights, preferences and privileges of the Calico Series D Preferred Shares as set forth in the Calico Restated Articles shall be subject to adjustment as provided in this Section. In such event, the rights, preferences and privileges of the Calico Series D Preferred Shares as set forth in the Calico Restated Articles shall be revised to the extent that such terms would have been adjusted if the Subsequent Equity Financing had occurred after the Effective Time in accordance with the form of the Calico Restated Articles attached hereto. In addition, the Calico Series D Preferred Stock shall be denominated as Series E Preferred Stock (if the Subsequent Equity Financing involves a sale of Series D Preferred Stock) and all references in the Calico Restated Articles to the Subsequent Equity Financing and all provisions relating thereto shall be deleted.

     3.   REPRESENTATIONS AND WARRANTIES OF FIRSTFLOOR.

               Except as otherwise set forth in the "FirstFloor Disclosure Schedule" delivered as of the date hereof ("FirstFloor Disclosure Schedule"), FirstFloor represents and warrants to Calico as set forth below. No fact or circumstance disclosed to Calico shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the FirstFloor Disclosure Schedule. For purposes of this Section 3 and Section 4 ("Representations and Warranties of Calico and Sub"), whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability (i) under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights and
(ii) of specific performance, injunctive relief and other equitable remedies.

          3.1  ORGANIZATION.

               FirstFloor is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to carry on its business as it is now being conducted. FirstFloor is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except to the extent that any failure to qualify or obtain licenses would not in the aggregate have a Material Adverse Effect on the operations, assets, financial condition or prospects of FirstFloor. The FirstFloor Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of FirstFloor and a true and complete list of all states in which FirstFloor maintains any employees. The FirstFloor Disclosure Schedule contains a


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true and complete list of all states in which FirstFloor is duly qualified to transact business as a foreign corporation.

          3.2  POWER, AUTHORIZATION AND VALIDITY.

               FirstFloor has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party (collectively, the "FirstFloor Transaction Documents") and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the FirstFloor Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been, or will have been prior to the Closing, duly and validly approved and authorized by its Board of Directors. No authorization or approval, governmental or otherwise, is necessary to enable FirstFloor to enter into and to perform the obligations of this Agreement and the FirstFloor Transaction Documents, other than (i) the filing of the Agreement of Merger and related documents; (ii) consents or approvals, which if not obtained or made, would not have a Material Adverse Effect on FirstFloor, Calico or Sub; and (iii) the consent of the holders of outstanding shares of FirstFloor. This Agreement and the other FirstFloor Transaction Documents when executed by FirstFloor shall be the valid and binding obligations of FirstFloor enforceable in accordance with their terms.

          3.3  SUBSIDIARIES.

               FirstFloor has no subsidiaries. FirstFloor does not own, have any investment in or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association, business organization, entity or enterprise, and FirstFloor does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          3.4  CAPITALIZATION.

               (a) The authorized capital stock of FirstFloor as of the date of this Agreement consists of: 30,000,000 shares of Common Stock, of which 3,262,770 shares are outstanding as of the date of this Agreement and held of record by the shareholders set forth and identified on Part 3.4 of the FirstFloor Disclosure Schedule.

               (b) 15,000,000 shares of Preferred Stock (the "FirstFloor Preferred Stock"), of which 750,000 shares are designated Series A Preferred Stock, 1,794,117 shares are designated Series B Preferred Stock, 3,000,000 shares are designated Series C Preferred Stock and 4,000,000 shares are designated Series D Preferred Stock. As of the date of this Agreement and immediately prior to the Closing, 750,000 shares of Series A Preferred Stock, 1,794,117 shares of Series B Preferred Stock, 3,000,000 shares of Series C Preferred Stock and 3,588,898 shares of Series D Preferred Stock are and will be issued and outstanding, convertible into 1.260829011, 1.412535591, 1.0 and 1.0 shares of FirstFloor Common Stock per share of FirstFloor Preferred Stock, respectively. The rights, privileges and preferences of the FirstFloor

Preferred Stock are as stated in the Amended and Restated Articles of Incorporation of FirstFloor as currently in effect (the "FirstFloor Articles").

               (c) On the date of this Agreement, 1,225,266 shares of FirstFloor common stock are available or reserved for issuance under the FirstFloor Stock Option Plan (the "FirstFloor Plan"), and, as of the date of this Agreement, 923,426 shares are subject to outstanding options and held of record by FirstFloor's option holders as set forth in the Option Schedule. None of the FirstFloor Options permit accelerated vesting of the options by reason of the Merger or any other transactions contemplated by the Agreement. On the date of this Agreement, the only warrants for the purchase of FirstFloor Shares are as set forth in the FirstFloor Disclosure Schedule (the "FirstFloor Warrants"), each of which Warrants expire if not exercised prior to the Effective Date.

               (d) All of the outstanding FirstFloor Shares have been duly authorized and are validly issued, fully paid and nonassessable. All of the outstanding FirstFloor Shares and all other outstanding securities were issued in compliance with applicable state and federal laws concerning the issuance of securities. Except as otherwise set forth in the FirstFloor Disclosure Schedule, FirstFloor does not have any other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating FirstFloor to issue shares of its capital stock or other securities. There are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of FirstFloor to which FirstFloor is subject or a party or to which any shareholder, officer, director or Affiliate of FirstFloor is a party or is subject.

          3.5  NO VIOLATION OF EXISTING AGREEMENTS.

               Neither the execution and delivery of this Agreement or the FirstFloor Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in a breach or violation of, any provision of FirstFloor's Articles of Incorporation, or its Bylaws, as currently in effect, any instrument or contract to which FirstFloor is a party or by which it is bound, or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to FirstFloor. Except for the effect of the changes to be made in the FirstFloor operations as contemplated herein, neither the execution and delivery of this Agreement, nor any FirstFloor Transaction Document, nor to FirstFloor's knowledge, the consummation of the transactions contemplated hereby or thereby, will directly have a Material Adverse Effect on the operations, assets or financial condition of FirstFloor.

          3.6  COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS.

               FirstFloor is not in violation of any provisions of its Articles of Incorporation or Bylaws as currently in effect or in effect at the Closing. FirstFloor is in compliance in all material respects with all applicable laws and regulations. Neither FirstFloor nor, to FirstFloor's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country in connection with the business of FirstFloor, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. FirstFloor has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. FirstFloor has complied at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

          3.7  FINANCIAL STATEMENTS.

               (a) FirstFloor has delivered to Calico copies of FirstFloor's audited balance sheet and statements of operations at and for the year ended December 31, 1997 and balance sheet and statements of operations at and for the five month period ended May 31, 1998 (the "Balance Sheet Date").

               (b) All financial statements delivered pursuant to this Agreement (collectively, the "FirstFloor Financial Statements") are in accordance with the books and records of FirstFloor and present fairly the financial position of FirstFloor as of the dates indicated in accordance with generally accepted accounting principles consistently applied ("GAAP"). FirstFloor has made available all books and records related to the financial condition of FirstFloor.

               (c) FirstFloor has no debt, financial liability, or financial obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the FirstFloor Financial Statements, except for those (i) that may have been incurred after the date of the FirstFloor Financial Statements; (ii) expenses related to the Merger; or (iii) that are not required by generally accepted accounting principles to be included in a balance sheet or the notes thereto as of the date of such balance sheet. All debts, liabilities, and obligations incurred after the date of the FirstFloor Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

               (d) As of the date of this Agreement, FirstFloor has working capital and cash on-hand of at least $576,686 and $941,912, respectively.

          3.8  TAX MATTERS.

               (a) FirstFloor has timely filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. Except to the extent that a reserve for taxes has been established on the May 31, 1998 balance sheet, all such returns, reports and estimates were prepared in all material respects in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from FirstFloor on or before the Balance Sheet Date have been paid or have been properly reserved in accordance with GAAP on the May 31, 1998 balance sheet. To the knowledge of FirstFloor, there are no pending assessments, asserted deficiencies or claims for additional taxes against FirstFloor. The reserves for taxes, if any, reflected on the FirstFloor Financial Statements are adequate as of the Closing, in accordance with generally accepted accounting principles, and there are no tax liens on any property or assets of FirstFloor (other than for current taxes not yet due and payable). To FirstFloor's knowledge, (i) there have been no examinations of any tax returns or reports of FirstFloor by any applicable Governmental Body; (ii) no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liabilities on FirstFloor beyond those shown on the respective tax reports, returns or estimates or reserved on the FirstFloor Financial Statements, except as would not result in a Material Adverse Effect on the financial condition of FirstFloor; and (iii) there are no outstanding agreements or waivers that are still in effect that extend the statutory period of limitation applicable to any income tax return or report of FirstFloor for any period.

               (b) All taxes which FirstFloor has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

               (c) FirstFloor does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country or under foreign law, and does not otherwise operate or conduct business through any branch office in any foreign country.

               (d) FirstFloor is not a party to any tax-sharing agreement or similar arrangement with any other party.

               (e) At no time has FirstFloor been included in the federal consolidated income tax return of any affiliated group of corporations.

               (f) FirstFloor will not be required to include any material adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the tax laws of any jurisdiction requiring tax adjustments as a result of a change in method of accounting implemented by FirstFloor prior to the Closing Date (other than as a result of this Agreement) for any tax period (or portion thereof) ending on or before the Closing Date or, except as otherwise disclosed, pursuant to the provisions of any agreement entered into by FirstFloor prior to the Closing Date with any taxing authority with regard to the tax liability of FirstFloor for any tax period (or portion thereof) ending on or before the Closing Date.

               (g) No payment to be made pursuant to any contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or independent contractor or former employee or former independent contractor of

FirstFloor that would not be deductible pursuant to Section 280G, Section 162(a) by reason of being unreasonable in amount, Section 162(b), (c), (d), (e) or (f) or Section 404 of the Code.

               (h) FirstFloor has provided or made available to Calico true and correct copies of all tax returns filed by FirstFloor, and, as requested by Calico prior to the date hereof, information statements, reports, work papers, records, tax opinions, examination reports, statutory or preliminary notices of deficiency, and tax memorandum.

               (i) FirstFloor has not, with regard to any property or assets held, acquired or to be acquired by it, at any time, filed a consent to the application of Section 341(f)(2) of the Code nor will any such consent be filed before the Closing.

          3.9  ABSENCE OF CERTAIN CHANGES OR EVENTS.

               Since May 31, 1998, FirstFloor has not (a) suffered any adverse change in its financial condition or in the operations of its business; (b) suffered any damage, destruction or loss, whether covered by insurance or not;
(c) granted any increase in the compensation payable or to become payable by FirstFloor to its officers or employees; (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of FirstFloor or declared any direct or indirect redemption, retirement, purchase or other acquisition by FirstFloor of such shares; (e) issued any shares of capital stock of FirstFloor or any warrants, rights, options or entered into any commitment relating to the shares of FirstFloor except as contemplated hereby and except for the issuance of FirstFloor Common Stock pursuant to the exercise of outstanding options; (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein; (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business; (h) sold, assigned, transferred, licensed or otherwise disposed of any FirstFloor Proprietary Asset except for licenses granted on standard terms in the ordinary course of its business; (i) suffered any labor dispute; (j) engaged in any activity or entered into any commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business; (k) incurred any liabilities except in the ordinary course of business and consistent with past practice; (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.10 ("Title and Related Matters") hereof, other than any purchase money security interests incurred in the ordinary course of business; (m) made any capital expenditure or commitment for additions to property, plant or equipment except in the ordinary course of business; (n) paid, loaned or advanced any material amount to, or sold, transferred or leased any properties or assets to, or entered into any material agreement or arrangement with any of its Affiliates, officers, directors or stockholders or any Affiliate or associate of any of the foregoing; (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the FirstFloor Disclosure Schedule; or (p) agreed to take any action described in this Section 3.9

("Absence of Certain Changes or Events") or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

          3.10 TITLE AND RELATED MATTERS.

               FirstFloor has good title to all the properties, interests in properties and assets, real and personal, reflected in the FirstFloor Financial Statements or acquired after the Balance Sheet Date that would be reflected on a balance sheet dated as of the date of this Agreement (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) liens for current taxes and other governmental charges not yet due and payable; (b) liens of carriers, warehousemen, mechanics and materialmen and similar liens incurred in the ordinary course of business; and (c) liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities. The equipment of FirstFloor necessary to the operation of its business is in good operating condition and repair. All real or personal property leases to which FirstFloor is a party are valid, binding, enforceable and effective in accordance with their respective terms. FirstFloor is not in default under any of such leases and to FirstFloor's knowledge, no other party is in default under such leases. There is not under any of such leases any event which, with notice or lapse of time or both, would constitute a material default by FirstFloor. The FirstFloor Disclosure Schedule contains a description of all real and personal property leased or owned by FirstFloor the purchase price of which exceeded $5,000. True and correct copies of FirstFloor's leases have been provided to Calico or its representatives.

          3.11 PROPRIETARY ASSETS.

               (a) The FirstFloor Disclosure Schedule sets forth, with respect to each FirstFloor Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (1) a brief description of such Proprietary Asset and (2) the names of the jurisdictions covered by the applicable registration or application. The FirstFloor Disclosure
Schedule identifies and provides a brief description of all other FirstFloor Proprietary Assets in which FirstFloor claims an ownership interest. The FirstFloor Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to FirstFloor by any Person (except for any Proprietary Asset that is licensed to FirstFloor under any third party software license generally available to the public at a cost of less than Ten Thousand Dollars ($10,000)), and identifies the license agreement under which such Proprietary Asset is being licensed to FirstFloor. Except as set forth in the FirstFloor Disclosure Schedule, FirstFloor has good, valid and marketable title to all of the FirstFloor Proprietary Assets identified in the FirstFloor Disclosure Schedule, free and clear of all liens and other encumbrances, and has a valid right to use all Proprietary Assets identified in Part 3.11(a)(iii) of the FirstFloor Disclosure Schedule. Except as set forth in Part 3.11(a)(v) of the FirstFloor Disclosure Schedule, FirstFloor is not obligated to make any payment to any Person for the use of any FirstFloor Proprietary Asset. Except as set forth in Part 3.11(a)(vi) of the FirstFloor

Disclosure Schedule, FirstFloor has not developed jointly with any other Person any FirstFloor Proprietary Asset with respect to which such other Person has any rights.

               (b) FirstFloor has taken all reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all FirstFloor Proprietary Assets (except FirstFloor Proprietary Assets whose value would not be materially impaired by public disclosure) and otherwise to maintain and protect the value of all FirstFloor Proprietary Assets. Except as set forth in Part 3.11(b)(i) of the FirstFloor Disclosure Schedule, FirstFloor has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, of any FirstFloor Product.

               (c) Except as set forth in Part 3.11(c) of the FirstFloor Disclosure Schedule, (i) none of the FirstFloor Proprietary Assets infringes or violates with any Proprietary Asset owned or used by any other Person and (ii) FirstFloor is not infringing, misappropriating or making any unlawful use of, and FirstFloor has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of FirstFloor, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any FirstFloor Proprietary Asset.

               (d) There has not been any material claim by any customer or other Person alleging that any FirstFloor Product (including each version thereof that has ever been licensed or otherwise made available by FirstFloor to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of FirstFloor, and, to the knowledge of FirstFloor, there is no basis for any such claim.

               (e) The FirstFloor Proprietary Assets constitute all the Proprietary Assets used by FirstFloor to conduct its business in the manner in which such business has been and is being conducted. FirstFloor has not licensed any of the FirstFloor Proprietary Assets to any Person on an exclusive basis. FirstFloor has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of the FirstFloor Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (f) All current and former employees and consultants of FirstFloor have executed and delivered to FirstFloor an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Proprietary Information and Inventions Agreement previously delivered to Calico.

               (g) No product liability or warranty claims which individually or in the aggregate could exceed the reserves therefor on the FirstFloor Financial Statements have been communicated in writing to or threatened against FirstFloor nor is FirstFloor aware of any reasonable basis therefor.

          3.12 EMPLOYEE BENEFIT PLANS.

               Except as provided in the plans listed in Part 3.12 of the FirstFloor Disclosure Schedule, there is no material unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans or arrangements, whether formal or informal, maintained by FirstFloor. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plan or arrangements maintained by FirstFloor conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974, except for any nonconformance which would not result in a Material Adverse Effect on the business, operations or financial condition of FirstFloor and as otherwise described in Part 3.12. Part 3.12 of the FirstFloor Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits. Except as provided in the plans listed in Part 3.12 of the FirstFloor Disclosure Schedule and for the compensation described in Part 3.19 of the FirstFloor Disclosure Schedule, FirstFloor has no obligations to provide compensation or benefits to its employees.

          3.13 BANK ACCOUNTS.

               Part 3.13 of the FirstFloor Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which FirstFloor maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          3.14 CONTRACTS.

               (a) Except as listed in the FirstFloor Disclosure Schedule, FirstFloor has no agreements, contracts or commitments that provide for the sale, licensing or distribution by FirstFloor of any of its Proprietary Assets.

               (b) Except as listed in the FirstFloor Disclosure Schedule, FirstFloor has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to FirstFloor of more than Ten Thousand Dollars ($10,000).

               (c) FirstFloor has not granted to any third party any rights to reproduce or manufacture (for FirstFloor or for others) any of the FirstFloor Products, nor has FirstFloor granted to any third party any exclusive rights of any kind with respect to any of the FirstFloor Products, including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the FirstFloor Products, nor has FirstFloor granted any third party any right to market any of the FirstFloor Products under any

"private label" arrangements pursuant to which FirstFloor is not identified as the source of such goods.

               (d) FirstFloor has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by FirstFloor that are in excess of the normal, ordinary and usual requirements of business or in excess of $20,000 in aggregate.

               (e) FirstFloor has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

               (f) Except as set forth in the FirstFloor Disclosure Schedule, FirstFloor has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty (30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

               (g) FirstFloor has no currently effective collective bargaining or union agreements, contracts or commitments.

               (h) FirstFloor is under no liability or obligation, and no such outstanding claim has been made, with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed the amount reserved therefor on the FirstFloor Financial Statements.

               (i) FirstFloor has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

               (j) FirstFloor has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by FirstFloor of any sum not reflected in the FirstFloor Financial Statements.

               (k) All material contracts, agreements and instruments to which FirstFloor is a party are valid, binding, in full force and effect, and enforceable by FirstFloor in accordance with their respective terms, and FirstFloor is not in breach thereof. No such material contract, agreement or instrument contains any liquidated-damages, penalty or similar provision which if effective. To FirstFloor's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement, which cancellation, withdrawal, modification or amendment could have a Material Adverse Effect on FirstFloor.

               (l) The FirstFloor Disclosure Schedule also lists each vendor who manufactures for or supplies to FirstFloor any material product or component or is the sole source for any product or component.

          3.15 ORDERS, COMMITMENTS AND RETURNS.

               All material accepted and unfilled orders entered into by FirstFloor for the sale, license, or lease or other disposition by FirstFloor of its products, and all agreements, contracts, or commitments for the purchase of supplies, were made in the ordinary course of business.

          3.16 LABOR DIFFICULTIES.

               (a) FirstFloor is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

               (b) To FirstFloor's knowledge, there is no unfair labor practice complaint against FirstFloor actually pending or threatened before the National Labor Relations Board.

               (c) There is no strike, labor dispute, slowdown, or stoppage actually pending or threatened against FirstFloor.

               (d) No grievance that might have a Material Adverse Effect on FirstFloor or the conduct of its business, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claims therefor exist.

               (e) No collective bargaining agreement that is binding on FirstFloor restricts it from relocating or closing any of its operations.

               (f) FirstFloor has not experienced any material work stoppage or other material labor difficulty.

          3.17 TRADE REGULATION AND PRACTICES.

               All of the prices charged by FirstFloor in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened against FirstFloor with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and no specific situation, set of facts, or occurrence provides any basis for any such claim.

          3.18 INSIDER TRANSACTIONS.

               No Affiliate of FirstFloor has any beneficial interest in (a) any equipment, Proprietary Asset or other property used in connection with or pertaining to the business of FirstFloor or (b) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of FirstFloor; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 5% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System or the New York Stock Exchange.

          3.19 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS.

               The FirstFloor Disclosure Schedule lists and describes all currently effective consulting, independent contractor and/or employment agreements and other agreements concluded with individual employees, independent contractors or consultants to which FirstFloor is a party. All salaries and wages paid by FirstFloor are in compliance with applicable federal, state and local laws. FirstFloor has provided to Calico or its representatives the names of all FirstFloor employees and their annual rate of compensation, including bonuses and other cash payments of any kind. FirstFloor's aggregate accrued vacation and severance pay as of May 31, 1998 is as set forth on the FirstFloor Disclosure Schedule. Except as set forth in Part 3.19 of the FirstFloor Disclosure Schedule, FirstFloor has no other obligations to pay salary, bonuses, accrued vacation or other compensation to any employees, independent contractors or consultants. FirstFloor is not aware of any Continuing Employees who intend to terminate their employment with Calico after the Merger. FirstFloor, and to the knowledge of FirstFloor, all of its employees have complied with all procedures and requirements under the U.S. Immigration and Naturalization Act for employment with and by FirstFloor.

          3.20 INSURANCE.

               The FirstFloor Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by FirstFloor. FirstFloor has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part.

          3.21 LITIGATION.

               There are no suits, actions or proceedings pending or, to FirstFloor's knowledge, threatened against FirstFloor or which question or challenge the validity of the Agreement or the Transaction Documents or the right of FirstFloor to enter into the Agreement or the Transaction Documents. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against FirstFloor. FirstFloor is not, and has received no notice that it is, in default under or in breach or violation of any contract, commitment or restriction to which FirstFloor is a party or to which it or any of its properties is bound. To FirstFloor's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any contract, commitment, or restriction to which FirstFloor is bound or by which any of its properties is bound which breach or violation would have a Material Adverse Effect on FirstFloor.

          3.22 GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS.

               All licenses, franchises, permits and other governmental authorizations held by FirstFloor are valid and sufficient for the business presently carried on by FirstFloor. The business of FirstFloor is not being conducted in violation of any law, ordinance or regulation of any governmental entity, the violation of which could have a Material Adverse Effect on FirstFloor.

          3.23 CORPORATE MINUTES, ETC.

               The corporate minute books, stock certificate books, stock registers and other corporate records of FirstFloor are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction. True and correct copies of such records, together with copies of FirstFloor's Articles of Incorporation, as amended, and Bylaws, as amended, the stock transfer books of FirstFloor setting forth all transfers of any capital stock, and all permits, orders, and consents issued by any regulatory agency with respect to FirstFloor, or any securities of FirstFloor, and all applications for such permits, order, and consents, have been provided to Calico or its representatives.

          3.24 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS.

               To FirstFloor's knowledge:

               (a) No underground storage tanks are present under any property that FirstFloor or any of its subsidiaries has at any time owned, operated, occupied or leased. As of the date hereof, except as set forth in the FirstFloor Disclosure Schedule, no substance that has been designated by any Governmental Body or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), are present as a result of the actions of FirstFloor, or any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that FirstFloor has at any time owned, operated, occupied or leased.

               (b) At no time has FirstFloor transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date of this Agreement, nor has FirstFloor disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Body to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) FirstFloor currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Material Activities and other businesses of FirstFloor as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to result in fines to FirstFloor in excess of Fifty Thousand Dollars ($50,000).

               (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of FirstFloor, threatened concerning any Environmental Permit or any Hazardous Materials Activity of FirstFloor. FirstFloor is not aware of any fact or circumstance which could involve FirstFloor in any environmental litigation or impose upon FirstFloor any environmental liability which would be reasonably likely to exceed Fifty Thousand Dollars ($50,000).

          3.25 NO BROKERS.

               Neither FirstFloor nor to FirstFloor's knowledge any holder of FirstFloor Shares, is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Transaction Documents in connection with any transaction contemplated hereby or thereby.

          3.26 PERMIT APPLICATION; PROXY STATEMENT/INFORMATION STATEMENT.

               The information supplied by FirstFloor for inclusion in the application for issuance of a permit (the "Permit Application") pursuant to
Section 25121 of the California Securities Act of 1968, as amended (the "California Law") and proxy statement/information statement to be sent to the holders of FirstFloor Shares in connection with the meeting of the Shareholders to consider the Merger (the "Shareholder Meeting") (such proxy statement/information statement as amended or supplemented is referred to herein as the "Proxy Statement/Information Statement"), will not, on the date the fairness hearing is held pursuant to Section 25142 of the California Law (the "Fairness Hearing"), on the date the Proxy Statement/Information Statement is first mailed to the Shareholders, and at the time of the Shareholder Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Permit Application or the solicitation of proxies for the Shareholder Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to FirstFloor or any of its respective affiliates, officers or directors should be discovered by FirstFloor which should be set forth in an amendment or a supplement to the Permit Application or the Proxy Statement/Information Statement, FirstFloor shall promptly inform Calico and Sub. Notwithstanding the foregoing, FirstFloor makes no representation or warranty with respect to any information supplied by Calico or Sub which is contained in any of the foregoing documents.

          3.27 YEAR 2000 COMPLIANCE.

               Each FirstFloor Product is, both individually and in conjunction with all other systems or products with which it is required or designed to interface, (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved, (ii) able to store and output date information in a manner that is unambiguous as to century and (iii) able to respond to two-digit year input so as to accurately resolve any ambiguity as to century in a disclosed, defined, pre-determined manner that is practicable and efficient ("Year 2000 Compliant"). To FirstFloor's knowledge, all internal computer systems that are material to the business, finances or operations of FirstFloor are, both individually and in conjunction with all other systems or products with which they are required or designed to interface, Year 2000 Compliant. To its knowledge, FirstFloor is not using the services of any third party whose systems are not Year 2000 Compliant where such circumstance might have a material adverse effect on FirstFloor's business, financial condition or results of operation.

          3.28 DISCLOSURE.

               No statements by FirstFloor contained in this Agreement and any other Transaction Document in response to inquiries by Calico or Surviving Corporation contains any untrue statement of a material fact or intentionally omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     4.   REPRESENTATIONS AND WARRANTIES OF CALICO AND SUB.

          Except as otherwise set forth in the "Calico Disclosure Schedule" delivered as of the date hereof (the "Calico Disclosure Schedule"), Calico and Sub jointly and severally represent and warrant to FirstFloor as set forth below. No fact or circumstance disclosed to FirstFloor shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Calico Disclosure Schedule.

          4.1  ORGANIZATION AND GOOD STANDING.

               Calico and Sub are each a corporation duly organized, validly existing, and in good standing under the laws of the State of California, have all requisite corporate power and authority to carry on their business as now conducted and as proposed to be conducted. Calico and Sub are qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except to the extent that any failure to qualify or obtain licenses would not in the aggregate have a material adverse effect on the operations, assets, financial condition or prospects of Calico and/or Sub. Sub was formed solely for the purpose of the Merger, and has not conducted any business other than related to such purpose.

          4.2  POWER, AUTHORIZATION AND VALIDITY.

               Calico and Sub have the corporate power to enter into this Agreement and the other Transaction Documents to which they are parties (collectively, the "Calico Transaction Documents") and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Calico Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been, or will have been prior to the Closing, duly and validly approved and authorized by the Boards of Directors of Calico and Sub and the shareholder of Sub. No authorization or approval, governmental or otherwise, is necessary in order and enable Calico and Sub to enter into and to perform the obligations of this Agreement and the Calico Transaction Documents, other than the filing of the Agreement of Merger and related documents. This Agreement and the Calico Transaction Documents when executed by Calico and/or Sub shall be valid and binding obligations of Calico and Sub enforceable in accordance with their terms.

          4.3  VALID ISSUANCE OF PREFERRED AND COMMON STOCK.

               Subject to Section 8.5 ("Securities Exemption; Shareholder Meeting"), the Calico Series D Preferred (and the Calico Common Stock issuable upon conversion thereof), when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will have been issued in compliance with all applicable federal and state securities laws and will be free of any liens or encumbrances; provided, however, that the Calico Series D Preferred (and the Calico Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws or otherwise required by such laws at the time a transfer is proposed.

          4.4  CAPITALIZATION AND VOTING RIGHTS.

               The authorized capital of Calico consists, or will consist prior to the Closing, of:

               (a) 20,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock"), of which 6,044,756 shares are issued and outstanding.

               (b) 10,000,000 shares of Preferred Stock, par value $.0001 per share (the "Preferred Stock"), (a) 4,030,000 of which have been designated Series A Preferred Stock, of which 4,000,000 shares are issued and outstanding and 28,000 shares are subject to an outstanding warrant, (b) 2,460,833 of which have been designated Series B Preferred Stock, of which 2,400,000 shares are issued and outstanding and 60,833 shares are subject to an outstanding warrant,
(c) 1,388,890 of which have been designated Series C Preferred Stock, of which 1,388,889 shares are issued and outstanding and (d) 890,000 of which will be designated Series D Preferred Stock, none of which are issued and outstanding as of the date of this Agreement.

               (c) The outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of Calico have been duly and validly authorized and issued, fully paid and non assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

               (d) Except for (A) the conversion privileges of the Series A Preferred Stock, (B) the conversion privileges of the Series B Preferred Stock,
(C) the conversion privileges of the Series C Preferred Stock, (D) outstanding options to purchase not more than 1,500,000 shares of Common Stock granted to employees, (E) outstanding warrants to purchase 28,000 shares of Series A Preferred Stock and 60,833 shares of Series B Preferred Stock or (F) the rights provided in Section 2.3 of the Investors' Rights Agreement dated as of May 26, 1995, as amended (the "Amended Investor Rights Agreement"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Calico of any shares of its capital stock. Calico is not a party or subject to any agreement or understanding, and, to the Calico's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of Calico.

          4.5  SUBSIDIARIES.

               With the exception of Sub, Calico does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and Sub does not have any such similar interest or control. Calico is not a participant in any joint venture, partnership, or similar arrangement.

          4.6  AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated by this Agreement and the Transaction Documents, there are no agreements, understandings or proposed transactions between Calico and any of its officers, directors, Affiliates, or any Affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Calico is a party or by which it is bound (other than those in the ordinary course of business) that may involve (i) obligations (whether accrued, absolute, contingent, liquidated, unliquidated or otherwise due or to become due) of, or payments to, Calico in excess of $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from Calico, or (iii) provisions restricting or affecting the development, manufacture or distribution of Calico's products or services, or (iv) indemnification by Calico with respect to infringements of proprietary rights, or (v) any written or oral employment bonus or consulting arrangement between Calico and any person, or (vi) limiting the freedom of Calico to compete in any line of business or in any geographic area or with any person.

               (c) Calico has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Calico has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) Calico is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles of Incorporation (the "Calico Restated Articles") or Bylaws, that materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

               (f) Calico has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of Calico with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of Calico or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Calico is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of Calico.

          4.7  RELATED-PARTY TRANSACTIONS.

               No employee, officer, or director of Calico or member of his or her immediate family thereof is indebted to Calico, nor is Calico indebted (or committed to make loans or extend or guarantee credit) to any of them. To Calico's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Calico is affiliated or with which Calico has a business relationship, or any firm or corporation that competes with Calico, except that employees, officers or directors of Calico and members of their immediate families may own stock in publicly traded companies that may compete with Calico. To Calico's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with Calico.

          4.8  REGISTRATION RIGHTS.

               Except as provided in the Amended Investors' Rights Agreement, Calico has not granted or agreed to grant any registration rights to any person or entity.

          4.9  PERMITS.

               Calico has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of Calico and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Calico is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          4.10 COMPLIANCE WITH OTHER INSTRUMENTS.

               Neither Calico nor Sub is not in violation or default in any material respect of any provision of their respective Articles of Incorporation or Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to it. Neither the execution and delivery of this Agreement or the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in a material breach or violation of, any provision of the Calico Restated Articles or Sub's Articles of Incorporation, or each of their respective Bylaws, as currently in effect, any instrument or contract to which Calico or Sub is a party or by which either such party is bound, or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to either such party. Neither the execution and delivery of this Agreement, nor any Calico Transaction Document, nor the consummation of the transactions contemplated hereby or thereby will directly have a material adverse effect on the operations, assets or financial condition of Calico.

          4.11 LITIGATION.

               There is no action, suit, proceeding or investigation pending or, to Calico's knowledge, currently threatened against Calico or Sub that questions the validity of this Agreement or the Calico Transaction Documents or the right of Calico or Sub to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of Calico, financially or otherwise, or in any material change in the current equity ownership of Calico. Neither Calico nor Sub is a party to, or to its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of Calico's employees, their use in connection with Calico's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreement with prior employers. There is no action, suit, proceeding or investigation by Calico currently pending or that Calico intends to initiate.

          4.12 TITLE TO PROPERTY AND ASSETS.

               Calico owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Calico's ownership or use of such property assets. With respect to the property and assets it leases, Calico is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          4.13 PATENTS AND TRADEMARKS.

               To its knowledge (but without having conducted any special investigation or patent search), Calico has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with or infringement of the rights of others. Except for agreements with its own employees or consultants, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is Calico bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Calico has not received any communications alleging that Calico has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. To Calico's knowledge, no employee of Calico is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Calico or that would conflict with Calico's business. Calico does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Calico.

          4.14 EMPLOYEES; EMPLOYEE COMPENSATION.

               To Calico's knowledge, there is no strike, or labor dispute or union organization activities pending or threatened between it and its employees. None of Calico's employees belongs to any union or collective bargaining unit. To its knowledge, Calico has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To Calico's knowledge, no employee of Calico is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with Calico or any other party because of the nature of the business conducted or to the utilization by the employee of his best efforts with respect to such business. Calico is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. Calico is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Calico, nor does Calico have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of Calico is terminable at the will of Calico.

          4.15 TAX RETURNS. PAYMENTS AND ELECTIONS.

               Calico has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Calico has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of Calico as shown in its financial statements is adequate for taxes due or accrued as of the date thereof. Calico has not elected to be treated as a Subchapter S corporation pursuant to Section 1362(a) of the Code. Calico has not elected to be treated as a collapsible corporation pursuant to Section 341(f) of the Code or made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on Calico, its financial condition, its business as presently conducted or currently proposed to be conducted or any of its properties or material assets. Calico has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes and Federal Insurance Contribution Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. Calico has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of Calico's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities.

          4.16 MINUTE BOOKS.

               The copy of the minute books of Calico provided to FirstFloor's legal counsel contain minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          4.17 FINANCIAL STATEMENTS.

               Calico has delivered to FirstFloor its unaudited financial statements at and for the year ended March 31, 1998 and at and for the one month period ended April 30, 1998 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other (except that the unaudited Financial Statements are subject to inter period adjustments (which are not expected to be material) and do not contain all footnotes required by generally accepted accounting principles). The Financial Statements fairly present the financial condition and operating results of Calico as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, Calico has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to April 30, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of Calico or are set forth in contracts disclosed herein and furnished to FirstFloor or its legal counsel. Except as disclosed in the Financial Statements, Calico is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Calico maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          4.18 CHANGES. Since April 30, 1998, there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of Calico from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of Calico (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver or compromise by Calico of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Calico, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of Calico (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change to a material contract or agreement by which Calico or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) any resignation or termination of employment of any key officer of Calico; and Calico, to its knowledge, does not know of any impending resignation or termination of employment of any such officers;

               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of Calico;

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by Calico, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by Calico to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) any declaration, setting aside or payment or other distribution in respect to any of Calico's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Calico;

               (m) to Calico's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of Calico (as such business is presently conducted and as it is proposed to be conducted); or

               (n) any arrangement or commitment by Calico to do any of the above items described in this Section.

          4.19 INSURANCE.

               Calico has fire, casualty and liability insurance policies, in such amounts and with such coverage as are adequate to protect Calico and its financial condition against the risks involved in the business conducted by Calico.

          4.20 REAL PROPERTY HOLDING COMPANY.

               Calico is not a real property holding company within the meaning of Section 897 of the Code.

          4.21 NO BROKERS.

               Neither Calico nor Sub is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Transaction Documents in connection with any transaction contemplated hereby or thereby.

          4.22 PERMIT APPLICATION; PROXY STATEMENT/INFORMATION STATEMENT.

               The information supplied by Calico for inclusion in the Permit Application and the Proxy Statement/Information Statement, will not, on the date of the Fairness Hearing, on the date the Proxy Statement/Information Statement is first mailed to the Shareholders, and at the time of the Shareholder Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Permit Application or the solicitation of proxies for the Shareholder Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Calico or any of its respective affiliates, officers or directors should be discovered by Calico which should be set forth in an amendment or a supplement to the Permit Application or the Proxy Statement/Information Statement, Calico shall promptly inform FirstFloor. Notwithstanding the foregoing, Calico makes no representation or warranty with respect to any information supplied by FirstFloor which is contained in any of the foregoing documents.

          4.23 ENVIRONMENTAL AND SAFETY LAWS.

               To its knowledge, Calico is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          4.24 DISCLOSURE.

               Calico has fully provided FirstFloor and the Principal Shareholders with all the information that FirstFloor and the Principal Shareholders have required for deciding whether to consummate the Merger and to acquire the Series D Preferred Stock. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          4.25 CORPORATE DOCUMENTS.

               Except for the changes to be effected by the Calico Restated Articles, the Restated Articles and Bylaws of Calico are in the form previously provided to counsel for FirstFloor.

          4.26 EMPLOYEE BENEFIT PLANS.

               Calico does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          4.27 PROPRIETARY INFORMATION AGREEMENTS.

               Each employee, officer and consultant of Calico has executed a Proprietary Information and Inventions Agreement substantially in the form provided to counsel to FirstFloor. Calico is not aware that any of its employees, officers or consultants are in violation thereof, and Calico will use its best efforts to prevent any such violation.

     5.   REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS.

          Each Principal Shareholder as to itself, himself or herself represents and warrants to Calico as follows:

               (a) No person or entity not a signatory of this Agreement has a beneficial interest in or a right to acquire or vote the FirstFloor Shares held of record by such

Principal Shareholder or any portion thereof (except, with respect to shareholders which are partnerships, partners of such shareholders). The FirstFloor Shares are and will be, at all times until the Closing, free and clear of any liens, claims, options, charges or other encumbrances. Principal Shareholder's principal place of residence or place of business is set forth on the signature page hereto.

               (b) Principal Shareholder will not transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the FirstFloor Shares or any New Securities (as defined below), or make any offer or agreement relating thereto, at any time prior to the Closing.

               (c) Principal Shareholder agrees that any shares in the capital stock of FirstFloor that Principal Shareholder purchases or with respect to which Principal Shareholder otherwise acquired beneficial ownership after the date of this Agreement and prior to the Closing (the "New Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted FirstFloor Shares.

     6.   PRECLOSING COVENANTS OF FIRSTFLOOR AND PRINCIPAL SHAREHOLDERS.

          6.1  ADVICE OF CHANGES.

               Except as to matters approved by Calico in accordance with
Section 6.2 hereof, FirstFloor will promptly advise Calico in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of FirstFloor contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

          6.2  CONDUCT OF BUSINESS.

               The parties acknowledge that following the execution of this Agreement, FirstFloor intends to restructure its operations, including a significant reduction in its employee headcount. FirstFloor's continuing operations and business will be substantially changed as of the signing of this Agreement. This includes the effects of the reduction of workforce and re-deployment of FirstFloor employees to bring FirstFloor in line with Calico's overall business plan, and the effects of the announcement on FirstFloor's business partners, some of whom are in competitive businesses with Calico. The two companies may also, from time to time during the period between signing and closing, make other mutually agreed to changes to the operation of FirstFloor's business and to FirstFloor's marketing and selling strategies, which may substantially affect bookings, revenue, and expenses. Subject to the foregoing, until the Closing, FirstFloor will continue to conduct its business and maintain its business relationships in the ordinary and usual course. FirstFloor will coordinate closely with representatives of Calico with respect to day to day operating decisions and with respect to any decisions regarding matters out of the ordinary course of business. Without limiting the generality of the foregoing, FirstFloor will not, without the prior written consent of Calico, which consent may be by electronic mail and shall not be unreasonably withheld or delayed:

               (a) borrow any money which borrowings exceed in the aggregate $10,000;

               (b) incur any liability other than in the ordinary and usual course of business or in connection with the performance or consummation of this Agreement;

               (c)  encumber or permit to be encumbered any of its assets;

               (d) dispose of any of its assets other than transactions in the ordinary course of business with a value of less than $5,000;

               (e)  make any payment in excess of $10,000;

               (f) enter into any lease or contract for the purchase or sale of any property, real or personal with contractual obligations except in the ordinary course of business with a value less than $5,000;

               (g) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

               (h) pay or approve any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary (other than accrued salary payable in connection with regular payroll periods) or bonuses;

               (i)  adopt or change any accounting methods;

               (j) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

               (k) amend or terminate any material contract, agreement or license to which it is a party;

               (l)  enter into any material contract;

               (m) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

               (n)  waive or release any material right or claim;

               (o) issue or sell any shares of its capital stock of any class or any other of its securities (other than the issuance of common stock upon the exercise of options outstanding as of the date of this Agreement), or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock or amend the terms of any agreement regarding the foregoing;

               (p) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (q)  merge, consolidate or reorganize with any entity;

               (r) amend its Articles of Incorporation or Bylaws other than as contemplated by this Agreement;

               (s) make or change any election, change any annual accounting period, file any tax return or amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to FirstFloor, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to FirstFloor, or take any other action or omit to take any action (other than in the ordinary course of business), if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of FirstFloor or Calico; or

               (t) agree to do any of the things described in the preceding clauses of this Section.

          6.3  ACCESS TO INFORMATION.

               Until the Closing and subject to the confidentiality and nonuse provisions hereof, FirstFloor shall allow Calico and its agents access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, FirstFloor shall cause its accountants to cooperate with Calico and its agents in making available all financial information requested, including without limitation the right to examine working papers pertaining to all financial statements audited by such accountants which are customarily provided under the circumstances, subject to the delivery of appropriate indemnification.

          6.4  REGULATORY APPROVALS.

               Prior to the Closing, FirstFloor shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, federal, state or local, which may be reasonably required, or which Calico may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents. Such persons and entities shall use their best efforts to obtain all such authorizations, approvals and consents.

          6.5  SATISFACTION OF CONDITIONS PRECEDENT.

               FirstFloor will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 10 ("Conditions to Calico's and Sub's Obligations"), and FirstFloor will use its best efforts to cause the transactions contemplated by this Agreement to be consummated.

          6.6  SHAREHOLDER VOTE.

               Prior to the Closing, whether by special meeting or written consent of its shareholders, FirstFloor will submit this Agreement and related matters to its shareholders for consideration and approval, and the Board of Directors of FirstFloor will recommend such approval to the holders of FirstFloor Shares.

          6.7  EMPLOYMENT ARRANGEMENTS.

               Except as set forth in Section 6.7 of the FirstFloor Disclosure Schedule, prior to the Closing, all existing FirstFloor employment contracts shall be terminated and obligations of FirstFloor to issue stock, warrants or options to any FirstFloor employee or consultant to whom such stock, warrants or options have been offered or promised shall have been fulfilled to the mutual satisfaction of Calico and FirstFloor, except that FirstFloor's right to repurchase any unvested shares of FirstFloor common stock issued upon exercise of options granted under the FirstFloor Stock Option Plan shall continue in effect and be assigned to Calico.

          6.8  IRREVOCABLE PROXY.

               Each Principal Shareholder hereby agrees to deliver to Calico concurrent with the execution of this Agreement a duly executed Proxy covering the transactions contemplated by this Agreement with respect to each meeting of shareholders of FirstFloor, such Proxy to cover the total number of FirstFloor Shares and New Securities in respect of which Principal Shareholder is entitled to vote at any such meeting. In the event that Principal Shareholder is unable to provide any such Proxy in a timely manner, Principal Shareholder hereby grants Calico a power of attorney to execute and deliver such Proxy for and on behalf of Principal Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy or any other such impediment. Upon the execution of this Agreement by the Principal Shareholder, the Principal Shareholder hereby revokes any and all prior proxies given by the Principal Shareholder with respect to the FirstFloor Shares and agrees not to grant any subsequent proxies with respect to the FirstFloor Shares or any New Securities.

          6.9  NO CONVERSION OF FIRSTFLOOR PREFERRED SHARES.

               Each Principal Shareholder hereby agrees that it has not and will not voluntarily convert any of the FirstFloor Preferred Shares held or controlled by it into FirstFloor Common Shares.

     7. PRECLOSING AND POSTCLOSING COVENANTS OF CALICO, SUB AND CERTAIN SHAREHOLDERS OF CALICO.

          7.1  ADVICE OF CHANGES.

               Calico and Sub will promptly advise FirstFloor in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Calico or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

          7.2  REGULATORY APPROVALS.

               Prior to the Closing, Calico and Sub shall execute and file, or join in the execution and filing, of any application or other document which may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state or local, which may be reasonably required, or which FirstFloor may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents. Calico and Sub shall use their best efforts to obtain all such authorizations, approvals and consents.

          7.3  SATISFACTION OF CONDITIONS PRECEDENT.

               Calico and Sub will use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9 ("Conditions to FirstFloor's Obligations"), and Calico and Sub will use their best efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated under this Agreement and the Transaction Documents.

          7.4  EMPLOYEE BENEFITS.

               Calico and FirstFloor agree that Calico will provide benefits to FirstFloor employees following the Effective Time that are substantially identical to the benefits currently provided to similarly situated employees of Calico. From and after the Effective Time, Calico shall grant all employees credit for all service (to the same extent as service with Calico is taken into account with respect to similarly situated employees of Calico) with FirstFloor prior to the Effective Time for (i) vesting purposes and (ii) for purposes of vacation accrual after the Effective Time as if such service with FirstFloor was service with Calico. Calico and FirstFloor agree that where applicable with respect to any medical or dental benefit plan of Calico, to the extent that such action does not result in any additional cost to Calico, Calico shall waive, or shall request its insurance carrier to waive, any pre-existing condition exclusion and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any employee of FirstFloor who was, as of the Effective Time, excluded from participation in a plan by virtue of such pre-existing condition).

          7.5  INDEMNIFICATION.

               From and after the Effective Time, Calico and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of FirstFloor (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent required under FirstFloor's Articles of Incorporation and Bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          7.6  TAX-FREE REORGANIZATION.

               Neither FirstFloor, Calico nor Sub will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

          7.7  SHAREHOLDER APPROVAL.

               By executing a copy of this Agreement, shareholders holding a majority of the outstanding Calico Common Stock and Series A, Series B and Series C Preferred Stock are confirming their agreement to vote all shares of Calico capital stock in respect of which each such shareholder is entitled to vote at any meeting, in favor of the Merger, the approval of the Calico Restated Articles and the transactions contemplated by this Agreement. Such shareholders are parties to this Agreement solely with respect to this Section 7.7.

     8.   MUTUAL COVENANTS.

          8.1  CONFIDENTIALITY.

               Each party acknowledges that in the course of the negotiation and performance of this Agreement and a letter of intent preceding this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing

Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees, consultants, agents and permitted sublicensees who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such person's employer which protects the Confidential Information of the Disclosing Party. The Receiving Party shall promptly give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information, which remedies shall include injunctive relief without the necessity of posting a bond or proving damages. These obligations shall not apply to the extent that Confidential Information includes information which:

               (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

               (b) is, or, through no act or failure to act of the Receiving Party, becomes publicly known;

               (c) is received by the Receiving Party from a third party without restriction on disclosure;

               (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

               (e) is approved for release by written authorization of the Disclosing Party; or

               (f) is required to be disclosed by a government agency to further the objectives of this Agreement or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its best efforts to minimize such disclosure and will consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

          8.2  EXCLUSIVITY.

               Until the Closing Date or the earlier termination of this Agreement in accordance with Section 11 ("Termination of Agreement"), FirstFloor agrees that it will not (and that it will use best efforts to assure that its employees, agents and affiliates do not on its behalf) discuss or enter any agreement concerning the sale or acquisition of FirstFloor, its stock (including by means of any public offering thereof, but excluding issuance of stock and options to employees in the ordinary course of business consistent with past practices) or a substantial part of its assets with any party other than Calico, and that any such discussions presently in progress will be terminated or suspended during that period. FirstFloor represents and warrants that it has the legal right to terminate or suspend any such pending negotiations and agrees to indemnify Calico, its representatives and agents from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Merger.

          8.3  FURTHER ASSURANCES.

               Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement and the Transaction Documents.

          8.4  PUBLICITY.

               Within such time following the execution of this Agreement as may be agreed by Calico and FirstFloor, Calico and FirstFloor shall issue a press release in a mutually agreed form and content announcing the Merger. At no time prior to such announcement may FirstFloor or Calico publicly disclose the terms or existence of this Agreement without the prior written consent of the other.

          8.5  SECURITIES EXEMPTION; SHAREHOLDER MEETING.

               (a)  Each of Calico and FirstFloor shall use its best efforts to
(i) file a Permit Application within fifteen (15) days from the date of this Agreement and (ii) obtain such qualification promptly thereafter. FirstFloor shall furnish Calico with all information concerning FirstFloor and the holders of the Securities and shall take such further action as Calico may reasonably request in connection with the Proxy Statement/Information Statement and the issuance of the Calico Series D Preferred. The Proxy Statement/Information Statement shall include the recommendation of the Board of Directors of FirstFloor and Calico in favor of the Merger.

               (b) As soon as possible following qualification under the CGCL is obtained, FirstFloor shall call and hold the Shareholder Meeting in accordance with applicable laws for the purpose of obtaining the approval of the Merger, this Agreement and the transactions contemplated hereby. FirstFloor shall use its best efforts to solicit from all of the holders of FirstFloor Shares a vote in favor of the adoption of the Merger, this Agreement and the transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of the Shareholders to obtain such approvals and waivers.

     9.   CONDITIONS TO FIRSTFLOOR'S OBLIGATIONS.

          FirstFloor's obligations hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by FirstFloor, but only in a writing signed by FirstFloor). At the Closing, FirstFloor shall have received a certificate executed by the President and Chief Financial Officer of Calico and Sub stating that the conditions in Section 9.1 ("Accuracy of Representations and Warranties"), 9.2 ("Covenants"), 9.3 ("No Litigation") and 9.4 ("Authorizations") have been satisfied.

          9.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.

               The representations and warranties of Calico and Sub set forth in
Section 4 ("Representations and Warranties of Calico and Sub") shall be true on and as of the Closing in all material respects with the same force and effect as if they had been made at the Closing.

          9.2  COVENANTS.

               Calico and Sub shall have performed and complied in all material respects with all of their covenants contained in Sections 7 ("Preclosing and Postclosing Covenants of Calico and Sub") and 8 ("Mutual Covenants") on or before the Closing.

          9.3  NO LITIGATION.

               No litigation or proceeding shall be threatened or pending against Calico and Sub with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, or which would have a material adverse effect on the business, liabilities, income, property or operations of Calico or Sub, taken as a whole, subsequent to the Closing.

          9.4  AUTHORIZATIONS.

               FirstFloor shall have received from Calico and Sub written evidence that the execution, delivery and performance of Calico and Sub's obligations under this Agreement and the Calico Transaction Documents have been duly and validly approved and authorized by the Board of Directors of Calico and Sub, respectively, and the shareholder of Sub.

          9.5  NO ADVERSE DEVELOPMENT.

               There shall be no order, decree, or ruling by any court or Governmental Body or threat thereof or any other fact or circumstance, which might prohibit or render illegal the transactions contemplated by this Agreement.

          9.6  OPINION OF CALICO'S COUNSEL.

               FirstFloor shall have received from Gray Cary Ware & Freidenrich, counsel to Calico, an opinion in form and substance reasonably acceptable to FirstFloor.

          9.7  GOVERNMENT CONSENTS.

               There shall have been obtained at or prior to the date of Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

          9.8  SECURITIES EXEMPTION.

               A Fairness Hearing shall have been held and a permit for the issuance of the Calico Series D Preferred shall have been issued.

          9.9  TAX OPINION.

               FirstFloor shall have received a written opinion from its counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

          9.10 INVESTOR RIGHTS AGREEMENT

               Calico, the Shareholders Representative and the requisite number of other holders of Calico capital stock shall have entered into an amendment to Calico's Investor Rights Agreement in the form attached as Exhibit F hereto.

     10.  CONDITIONS TO CALICO'S AND SUB'S OBLIGATIONS.

          The obligations of Calico and Sub hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Calico, but only in a writing signed by Calico). At the Closing Calico shall have received a certificate executed by the President and Chief Financial Officer of FirstFloor stating that the conditions in Sections 10.1 ("Accuracy of Representations and Warranties"), 10.2 ("Covenants"), 10.3 ("No Litigation") and 10.4 ("Authorizations") have been satisfied.

          10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

               The representations and warranties of FirstFloor and the Principal Shareholders set forth in Sections 3 ("Representations and Warranties of FirstFloor") and 5

("Representations and Warranties of the Principal Shareholders") shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing except (i) for changes contemplated by this Agreement (including, but not limited to those set forth in Section 6.2 hereof), and (ii) where the failure to be true would not be reasonably likely to have a material adverse effect on FirstFloor, taken as a whole (it being understood that, for purposes of determining whether such representations and warranties are true as of the Closing Date, (A) any inaccuracy that primarily results from or relates to general business, economic or industry conditions shall be disregarded, (B) any inaccuracy that directly or indirectly results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement shall be disregarded, and (C) any inaccuracy that directly or indirectly results from or relates to the taking of any action contemplated or permitted by this Agreement shall be disregarded.

          10.2 COVENANTS.

               FirstFloor shall have performed and complied in all material respects with all of its covenants contained in Sections 6 ("Preclosing Covenants of FirstFloor and Principal Shareholders") and 8 (Mutual Covenants) on or before the Closing.

          10.3 NO LITIGATION.

               No litigation or proceeding shall be threatened or pending against FirstFloor (i) for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, or (ii) which would have a material adverse effect on the business, liabilities, income, property or operations of FirstFloor, taken as a whole, subsequent to the Closing (except any litigation or proceeding which directly or indirectly results from or relates to the announcement or pendency of the Merger or any of the other transactions contemplated by this Agreement, or directly or indirectly results from or relates to the taking of any action contemplated or permitted by this Agreement).

          10.4 AUTHORIZATIONS.

               Calico shall have received from FirstFloor written evidence that the execution, delivery and performance of (i) this Agreement and the FirstFloor Transaction Documents and (ii) an amendment to the FirstFloor Restated Articles of Incorporation to the effect that the upon the Effective Time the Merger Consideration shall be allocated to the holders of the FirstFloor Shares in accordance with the terms of this Agreement, have been duly and validly approved and authorized by its Board of Directors and by the holders of FirstFloor Shares and holders of not more than seven and one-half percent (7 1/2%) of the First Floor Shares have, or might be able to perfect, dissenters' rights in connection with the Merger.

          10.5 NO ADVERSE DEVELOPMENT.

               There shall be no order, decree, or ruling by any court or Governmental Body or threat thereof or any other fact or circumstance, which might prohibit or render illegal the transactions contemplated by this Agreement.

          10.6 INTENTIONALLY OMITTED.

          10.7 OPINION OF FIRSTFLOOR'S COUNSEL.

               Calico shall have received from FirstFloor's legal counsel an opinion in form and substance reasonably acceptable to Calico.

          10.8 GOVERNMENT CONSENTS.

               There shall have been obtained at or prior to the date of Closing such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken, including, but not limited to, compliance with applicable state and federal securities laws.

          10.9 SECURITIES EXEMPTION.

               A Fairness Hearing shall have been held and a permit for the issuance of the Calico Series D Preferred shall have been issued.

          10.10 EMPLOYMENT MATTERS.

               David J. Cardinal shall have accepted employment with the Surviving Corporation and shall have entered into the Employment Agreements with the Surviving Corporation, such agreement to be in full force and effect as of the Effective Time and such person shall be in the employ of the Surviving Corporation immediately prior to the Effective Time. Each of the parties specified in Section 1.30 shall have entered into Noncompetition Agreements with Calico, such agreements to be in full force and effect as of the Effective Time.

          10.11 ESCROW AGREEMENT.

               Each of the Escrow Agent, Calico and the Shareholder Representative shall have executed and delivered to Calico the Escrow Agreement.

          10.12 TAX OPINION.

               Calico shall have received a written opinion from its counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

          10.13 CONVERSION OF LOANS.

               Calico and certain shareholders of FirstFloor shall have entered into an agreement with respect to the conversion of loans to FirstFloor in the aggregate principal amount of $1,150,000 into 191,667 shares of Calico Series D Preferred effective as of the Closing.

     11.  TERMINATION OF AGREEMENT.

          11.1 MUTUAL AGREEMENT.

               This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

          11.2 FAILURE TO FULFILL CONDITIONS.

               Either Calico or FirstFloor may terminate this Agreement if the Merger has not been consummated by September 30, 1998 (provided that the right to terminate this Agreement under this Section 11.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary and direct cause of the failure of the Merger to occur on or before such date). Any termination of this Agreement under this Section 11.2 shall be effective by the delivery of notice of the terminating party to the other parties hereto.

          11.3 NO LIABILITY.

               Any termination of this Agreement pursuant to Section 11.1 or
11.2 ("Termination of Agreement") shall be without further obligation or liability upon any party in favor of any other party hereto.

          11.4 EFFECT OF TERMINATION.

               The termination of the Agreement pursuant to this Section 11 ("Termination of Agreement") shall terminate all Sections hereof other than
Section 8.1 ("Confidentiality") and the last sentence of Section 8.2 ("Exclusivity").

     12.  INDEMNIFICATION.

          12.1 SURVIVAL OF REPRESENTATIONS.

               (a)  The representations and warranties made by FirstFloor under
Section 3 hereof and the representations and warranties set forth in any certificate delivered by FirstFloor in connection with this Agreement shall survive the Closing and shall remain in full force and effect and shall survive until the end of the Indemnification Period and shall survive thereafter only with respect to any claims made prior to the end of the Indemnification Period.

               (b) The representations, warranties, covenants and obligations of FirstFloor, and the rights and remedies that may be exercised by the Indemnitees (as defined herein), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

               (c) For purposes of this Agreement, each statement or other item of information set forth in the FirstFloor Disclosure Schedule shall be deemed to be a representation and warranty made by FirstFloor in this Agreement.

          12.2 INDEMNIFICATION BY FIRSTFLOOR SHAREHOLDERS.

               (a) From and after the Closing Date, the FirstFloor Shareholders shall be liable for and shall hold harmless and indemnify Calico and the Surviving Corporation (each an "Indemnitee") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 hereunder or in any certificate delivered by FirstFloor in connection with this Agreement;
(ii) any breach of any covenant or obligation of FirstFloor hereunder; or (iii) any Legal Proceeding relating to any inaccuracy, breach or expense of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 12 if such Indemnitee is the prevailing party in any such Legal Proceeding).

               (b) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Calico shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

               (c) No Indemnitee shall have the right to be indemnified pursuant to this Section unless and until the Indemnitees together shall have incurred on a cumulative basis from and after the Closing Date aggregate Damages in an amount not less than $100,000 whereupon the FirstFloor Shareholders shall be obligated to indemnify against $50,000 of the first $100,000 and all additional Damages (subject to the limitation set forth in paragraph (d) of this Section).

               (d) Except with respect to claims based upon fraud, Calico agrees that, after the Closing Date, the sole recourse of the Indemnitees with respect to Damages shall be against the Escrow Fund.

          12.3 NO CONTRIBUTION. The FirstFloor Shareholders acknowledge and agree that they shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation which they have in their capacity as shareholders in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement or any certificate delivered by FirstFloor in connection with this Agreement.

          12.4 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Calico or against any other Person) with respect to which the FirstFloor Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 12, the procedure set forth below shall be followed.

               (a) NOTICE. Calico shall give prompt written notice of the commencement of any such Legal Proceeding against Calico or the Surviving Corporation for which indemnity may be sought under Section 12; provided, however, that any failure on the part of Calico to so notify FirstFloor shall not limit any of the obligations of FirstFloor under this Section 12 unless the ability to defend such claim is materially prejudiced by such failure or delay. The Indemnification Period shall be tolled solely with respect to a particular claim for the period beginning on the date the FirstFloor Shareholders receive written notice of that claim until the final resolution of such claim so long as such claim is made within the Indemnification Period.

               (b) DEFENSE OF CLAIM. The Indemnitee shall have the right to be represented by counsel of its choice and to defend or otherwise control the handling of any claim, or Legal Proceeding for which indemnity is sought. If the Indemnitee so proceeds with the defense of any such claim or Legal Proceeding:

                    1. all expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the FirstFloor Shareholders (provided that nothing set forth herein shall increase the exposure of the FirstFloor Shareholders as set forth in Section 12.2(d) hereof);

                    2. the FirstFloor Shareholders shall make available to the Indemnitee any non-privileged documents and materials in the possession or control of the FirstFloor Shareholders that may be necessary to the defense of such claim or Legal Proceeding except for documents or materials which are sealed by a court order or are subject to a nondisclosure agreement prohibiting disclosure by the FirstFloor Shareholders;

                    3. the Indemnitee shall keep the Shareholders Representative informed of all material developments and events relating to such claim or Legal Proceeding; and

                    4. the FirstFloor Shareholders shall have the right to participate in the defense of such claim or legal proceeding at their sole cost and expense; and

                    5. the Indemnitee shall have the right to settle, adjust or compromise such claim or Legal Proceeding.

          12.5 CONTINUING EMPLOYEES. If as of the date of mailing of the Proxy Statement/Information Statement more than three (3) of the Continuing Employees shall have terminated their employment with FirstFloor, not executed an offer letter to continue with work with the Surviving Corporation following the Effective Time or otherwise confirmed that they will not remain in the employ of the surviving corporation following the Effective Time ("Terminating Continuing Employees"), then for each Terminating Continuing Employee in excess of three
(3), Calico shall have the right to reduce by 10,000 shares the number of Calico Series D Preferred Shares to be deposited into the Escrow Fund. Notwithstanding the foregoing, if Calico makes an offer which is accepted by one of the Departing Employees to replace a Terminating Continuing Employee which Departing Employee has substantially comparable skills and experience as the Terminating Continuing Employee in question, then such Departing Employee shall be deemed to be a Continuing Employee in replacement of the Terminating Continuing Employee for the purposes of this Agreement.

     13.  MISCELLANEOUS.

          13.1 GOVERNING LAW.

               It is the intention of the parties hereto that the internal laws of the State of California (without regard to of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          13.2 BINDING UPON SUCCESSORS AND ASSIGNS.

               Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto; provided, however, that any such assignment shall require the written consent of the parties hereto.

          13.3 SEVERABILITY.

               If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          13.4 ENTIRE AGREEMENT.

               This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          13.5 COUNTERPARTS.

               This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

          13.6 EXPENSES.

               Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto and the Transaction Documents. Any and all such expenses of FirstFloor shall be deemed to be expenses of the Shareholders, shall be borne by the Shareholders and shall not become obligations of FirstFloor, the Surviving Corporation or Calico. Notwithstanding the foregoing, up to $150,000 may be paid to Updata Capital for investment banking services in connection with the Merger and legal and other expenses related to this transaction up to a maximum of $150,000 may be paid by FirstFloor; provided however, that no legal expenses payable by FirstFloor shall be incurred without the prior approval of the Shareholder Representative or Joseph Moran.

          13.7 OTHER REMEDIES.

               Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

          13.8 AMENDMENT AND WAIVERS.

               Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          13.9 SURVIVAL OF AGREEMENTS.

               Subject to Section 12.1(a), all covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto.

          13.10 NO WAIVER.

               The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

          13.11 ATTORNEYS' FEES.

               Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

          13.12 NOTICES.

               Any notice provided for or permitted under this Agreement will be treated as having been received (a) when delivered personally, (b) when sent by confirmed telex or telecopy, (c) one (1) day following when sent by commercial overnight courier with written verification of receipt, or (d) three (3) days following when mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.12 ("Notices").

     FirstFloor:                    FirstFloor Software, Inc.
                                    444 Castro Street, Suite 200

                                    Mountain View, CA 94041
                                    Attn:  David J. Cardinal

     With copy to:                  Gunderson, Detmer
                                    155 Constitution Drive
                                    Menlo Park, CA  94025
                                    Facsimile:  650-321-2800
                                    Attn:  Dan O'Connor

     Calico:                        Calico Technology, Inc.
                                    4 North Second Street, Suite 1350
                                    San Jose, CA 95113
                                    Facsimile: 408-975-7430
                                    Attention: Joe Moran

     With copy to:                  Gray Cary Ware & Freidenrich, LLP
                                    400 Hamilton Avenue
                                    Palo Alto, CA 94301
                                    Facsimile: (650) 327-3699
                                    Attention:  Gregory M. Gallo

          13.13 TIME.

               Time is of the essence of this Agreement.

          13.14 CONSTRUCTION OF AGREEMENT.

               This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          13.15 NO JOINT VENTURE.

          Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.15 ("No Joint Venture").

          13.16 PRONOUNS.

               All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          13.17 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS.

               No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CALICO TECHNOLOGY, INC.                   FIRST FLOOR SOFTWARE, INC.


By: /s/ Alan Paul Naumann                 By: /s/ Judith H. Hamilton
   ---------------------------------         ---------------------------------
Title: President & CEO                    Title: President & CEO
      ------------------------------            ------------------------------

CALICO TECHNOLOGY ACQUISITION
CORPORATION                               PRINCIPAL SHAREHOLDERS
                                          (see attached)


By: /s/ Joseph A. Moran                   CALICO SHAREHOLDERS
   ---------------------------------      (see attached)
Title: VP & CEO
      ------------------------------













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